Exhibit 5.1

                         [BATTLE FOWLER LLP LETTERHEAD]



                                                    June 3, 1998




Board of Trustees
Charter Municipal Mortgage Acceptance Company
625 Madison Avenue
New York, New York  10022

                     Re: Charter Municipal Mortgage Acceptance Company Incentive Share Option Plan
                          Registration Statement on Form S-8
                          ----------------------------------
Ladies and Gentlemen:

         We have acted as counsel for Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "Company"), in connection with the preparation of the registration statement on Form S-8, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of up to 2,081,138 shares of beneficial interest (the "Shares") of the Company to be issued pursuant to the Charter Municipal Mortgage Acceptance Company Incentive Share Option Plan (the "Plan") and certain Letter Agreements between the Company and certain of its managing trustees (the "Letter Agreements"). You have requested that we furnish our opinion as to matters hereinafter set forth.

         In rendering this opinion, we have reviewed and relied upon, among other things, the opinion of Richards Layton & Finger, P.A., a copy of which is attached hereto as Exhibit A, the Registration Statement, the Plan, the Letter Agreements and the records of the Company, including without limitation, the Company's Amended and Restated Trust Agreement, the Company's Bylaws, and resolutions of the Board of Trustees and certificates of its trustees and of public officials as we have deemed necessary for the purpose of the opinion expressed below.


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         In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the legal capacity to sign of all individuals executing such documents, certificates and instruments. As to various questions of fact material to this opinion, we have relied upon representations or certificates of officers or trustees of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

         We are not admitted to practice in any jurisdiction but the State of New York and we do not express any opinion as to the laws of states or jurisdictions other than the State of New York and the federal laws of the United States. With respect to the opinion set forth below, which concerns Delaware law, we have with your permission relied solely, without independent investigation, on the opinion of Richards Layton & Finger, P.A., a copy of which is attached hereto as Exhibit A, and our opinion on such matters is subject to all the limitations, qualifications and exceptions noted therein. No opinion is expressed as to the effect that the laws of any other jurisdictions may have upon the subject matter of the opinion expressed herein under conflicts of laws principles or otherwise.

         Based on and subject to the foregoing, we are of the opinion that the Shares offered by the Company pursuant to the Registration Statement, when issued and, if applicable, paid for in accordance with the Plan and the Letter Agreements, will be duly and validly authorized and issued and will be fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                          Very truly yours,

                                          /s/ Battle Fowler LLP
                                          ---------------------
                                          Battle Fowler LLP


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                                                                    Exhibit A


                 [Letterhead of Richards, Layton & Finger, P.A.]


                                                    June 3, 1998


Board of Trustees
Charter Municipal Mortgage Acceptance Company
625 Madison Avenue
New York, New York 10022

                  Re: Charter Municipal Mortgage Acceptance Company Incentive Share Option Plan

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, dated as of August 12, 1996 (the "Original Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 12, 1996;

                  (b) The Trust Agreement of the Trust, dated as of August 12, 1996 (the "Original Trust Agreement"), between Related Capital Company ("Related"), as depositor, and the trustee of the Trust named therein;

                  (c) The Certificate of Amendment to the Original Certificate, dated as of April 30, 1997 (the "Certificate of Amendment"), as filed in the office of the Secretary of State on April 30, 1997 (the Original Certificate as amended by the Certificate of Amendment being hereinafter referred to as the "Certificate");

                  (d) Amendment No. 1 to the Original Trust Agreement, dated as of April 30, 1997, between Related, as depositor, and the trustee of the Trust named therein;


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Board of Trustees
June 3, 1998
Page -2-


                  (e) The Amended and Restated Trust Agreement of the Trust, dated as of September 30, 1997 (the "Trust Agreement"), among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

                  (f) The By-Laws of the Trust;

                  (g) The Unanimous Written Consent to Action of the Board of Trustees and Sole Shareholder of the Trust in Lieu of a Special Meeting, dated as of September 30, 1997, and the resolutions adopted by the Board of Trustees at a meeting on March 18, 1998, as certified by a Managing Trustee of the Trust (collectively, the "Board Resolutions");

                  (h) The Trust Incentive Share Option Plan filed as an exhibit to the Registration Statement (as defined below)(the "Share Option Plan");

                  (i) The Registration Statement on Form S-8 (the "Registration Statement") relating to (1) 2,058,638 beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust to be issued in connection with the Share Option Plan (each, an "Option Share" and collectively, the "Option Shares"), and (2) 22,500 beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Trust Share" and collectively, the "Trust Shares"), as proposed to be filed by the Trust on or about June 3, 1998; and

                  (j) A Certificate of Good Standing for the Trust, dated June 3, 1998, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement. The Option Shares and the Trust Shares are hereinafter collectively referred to as the "Shares."

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the


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originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement, the By-Laws and the Board Resolutions constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement, the By-Laws, the Board Resolutions and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that all of the documents examined by us have been duly authorized, executed and delivered by each of the parties thereto, (vi) the receipt by each Person to whom a Share is to be issued by the Trust (collectively, the "Holders") of a Trust Certificate for such Share and giving of the consideration for such Share acquired by it, in accordance with the Trust Agreement, the Board Resolutions and, if applicable, the Share Option Plan,
(vii) that the Shares will be issued to the Holders in accordance with the Trust Agreement, the Board Resolutions and, if applicable, the Share Option Plan,
(viii) that the Share Option Plan is currently, and will be at the time of the issuance of the Option Shares, in effect, (ix) that the options granted or to be granted by the Trust pursuant to the Share Option Plan have been, or will be, duly issued in accordance with the Trust Agreement and the Share Option Plan, and (x) that, after the issuance of the Shares, the Trust will not have issued more that 50,000,000 Shares (as defined in the Trust Agreement). We assume no responsibility for the contents of the Registration Statement.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del.
C. ss. 3801, et seq.).

                  2. The Option Shares to be issued by the Trust upon the exercise of options


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granted or to be granted pursuant to the Share Option Plan have been duly authorized by the Trust Agreement and the Board Resolutions and will be validly issued and, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests of the assets of the Trust.

                  3. The Trust Shares have been duly authorized by the Trust Agreement and the Board Resolutions and will be validly issued and, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  4. The Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note, however, that the Holders may be obligated to make payments as set forth in the Trust Agreement.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Battle Fowler LLP's relying upon this opinion as to matters of Delaware law in connection with an opinion to be rendered by it to you relating to the Shares. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                           Very truly yours,
                                           /s/ Richards, Layton & Finger, P.A.